News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

CROWN HOLDINGS REPORTS SECOND QUARTER 2014 RESULTS

Philadelphia, PA - July 21, 2014. Crown Holdings, Inc. (NYSE: CCK) today announced its financial results for the second quarter ended June 30, 2014.

Second Quarter Highlights

•	Income per diluted share $0.76; Before Certain Items $1.01

•	Mivisa acquisition closed April 23

•	Global beverage can volumes up 3% in Q2, 4% YTD

•	New beverage can plant in Teresina, Brazil began commercial production in the quarter

Net sales in the second quarter grew to $2,383 million compared to $2,223 million in the second quarter of 2013, primarily due to the impact of the Mivisa acquisition and increased global beverage can unit sales.

Segment income (a non-GAAP measure defined by the Company as gross profit excluding the impact of fair value adjustments to inventory acquired in an acquisition and the timing impact of hedge ineffectiveness, less selling and administrative expense) rose to $285 million in the second quarter over the $273 million in the second quarter of 2013 primarily due to contributions from the Mivisa acquisition and increased beverage can volumes.

Commenting on the quarter, John W. Conway, Chairman and Chief Executive Officer, stated, “We continued our strong performance during the second quarter with increases in sales, segment income and earnings per share before certain items.  The acquisition of Mivisa closed on April 23rd, and we are pleased that this well-performing business is now an integral part of our strategically important European Food segment.  Underlying food can demand has begun to improve in Europe and remains stable in North America.

“Growth in global beverage can volumes continued with a 3% year-on-year improvement in the quarter, resulting in a 4% gain year-to-date.  Shipments were particularly robust in Brazil, Southeast Asia and Turkey, as Crown benefited from our industry-leading presence in these emerging markets.  During the quarter, we began commercial production at our new facility in Teresina, Brazil and the start-up has progressed according to plan.”

Interest expense in the second quarter was $66 million compared to $61 million in the second quarter of 2013 primarily due to higher average debt outstanding.

Net income attributable to Crown Holdings in the second quarter was $106 million compared to $133 million in the second quarter last year. Income per diluted share was $0.76 in the second quarter compared to $0.93 in the second quarter of 2013. Net income per diluted share before certain items increased to $1.01 over the $0.96 in the second quarter of 2013.

In addition to closing the Mivisa acquisition during the second quarter, the Company also completed the sale of certain Crown and Mivisa operations as required by the European Commission. The Company recorded pre-tax charges of $12 million ($10 million net of tax) in the quarter and $56 million ($53 million net of tax) for the first six months of 2014 primarily related to the divestments and costs of the acquisition. The Company also recorded pre-tax charges of $19 million ($16 million net of tax) in the quarter and $27 million ($23 million net of tax) for the first six months of 2014 for restructuring and other charges.

News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

A reconciliation from net income and income per diluted share to net income before certain items and income per diluted share before certain items is provided below.

Six Month Results
Net sales for the first six months of 2014 rose to $4,376 million over the $4,196 million in the first six months of 2013, reflecting the impact of the Mivisa acquisition and increased global beverage can volumes.

Segment income in the first half of 2014 grew to $485 million from the $468 million in the first six months of 2013 primarily due to increased beverage can volumes and contributions from the Mivisa acquisition.

Interest expense for the first six months of 2014 was $124 million compared to $121 million in the same period of 2013, reflecting higher average debt outstanding.

Net income attributable to Crown Holdings for the first six months of 2014 was $130 million compared to $174 million in the first six months of 2013. Income per diluted share for the first six months of 2014 was $0.94 compared to $1.21 in the first half of last year. Net income per diluted share before certain items increased to $1.58 over the $1.46 in 2013.

Non-GAAP Measures
Segment income and free cash flow are not defined terms under U.S. generally accepted accounting principles (non-GAAP measures). In addition, the information presented regarding net income before certain items and income per diluted share before certain items does not conform to U.S. GAAP and includes non-GAAP measures. Non-GAAP measures should not be considered in isolation or as a substitute for net income, income per diluted share or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to calculations of similarly titled measures by other companies.

The Company views segment income and free cash flow as the principal measures of performance of its operations and for the allocation of resources. Free cash flow has certain limitations, however, including that it does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. The Company believes that net income before certain items and income per diluted share before certain items are useful in evaluating the Company’s operations. Segment income, free cash flow, net income before certain items and income per diluted share before certain items are derived from the Company’s Consolidated Statements of Operations and Cash Flows, as applicable, and reconciliations to segment income, free cash flow, net income before certain items and income per diluted share before certain items can be found within this release.

Conference Call
The Company will hold a conference call tomorrow, July 22, 2014 at 9:00 a.m. (EDT) to discuss this news release. Forward-looking and other material information may be discussed on the conference call. The dial-in numbers for the conference call are (212) 519-0813 or toll-free (888) 994-8798 and the access password is “packaging.” A live webcast of the call will be made available to the public on the internet at the Company’s web site, www.crowncork.com. A replay of the conference call will be available for a one-week period ending at midnight on July 29. The telephone numbers for the replay are (402) 998-1528 or toll free (888) 568-0627.

News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, all other information in this press release consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors, including the Company’s ability to continue to successfully integrate its acquisition of Mivisa, the level of future customer demand for food cans in Europe (including Spain and other markets where Mivisa participates) and North America and beverage cans in Brazil, Southeast Asia, Turkey and other markets in which the Company participates, and the Company’s ability to successfully commercialize new production capacity in Brazil that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this press release or the actual results of operations or financial condition of the Company to differ are discussed under the caption "Forward Looking Statements" in the Company's Form 10-K Annual Report for the year ended December 31, 2013 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Crown Holdings, Inc., through its subsidiaries, is a leading supplier of packaging products to consumer marketing companies around the world. World headquarters are located in Philadelphia, Pennsylvania.

For more information, contact:
Thomas A. Kelly, Senior Vice President and Chief Financial Officer, (215) 698-5341
Thomas T. Fischer, Vice President Investor Relations and Corporate Affairs, (215) 552-3720
Edward J. Bisno, Bisno Communications, (212) 717-7578

Unaudited Consolidated Statements of Operations, Balance Sheets, Statements of Cash Flows, Segment Information and Supplemental Data follow.

News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

Consolidated Statements of Operations (Unaudited)
(in millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net sales	$2,383	$2,223	$4,376	$4,196

Cost of products sold	1,960	1,818	3,621	3,458
Depreciation and amortization	47	30	82	64
Gross profit (1)	376	375	673	674
Selling and administrative expense	103	102	207	206
Restructuring and other	31	4	83	8
Foreign exchange	—	—	6	2
Interest expense	66	61	124	121
Interest income	(1)	(1)	(3)	(3)
Loss from early extinguishment of debt	—	—	—	38
Income before income taxes	177	209	256	302

Provision for income taxes	50	55	83	79
Equity earnings	—	1	—	(1)
Net income	127	155	173	222

Net income attributable to noncontrolling interests	(21)	(22)	(43)	(48)
Net income attributable to Crown Holdings	$106	$133	$130	$174
Earnings per share attributable to Crown Holdings common shareholders:
Basic	$0.77	$0.94	$0.95	$1.23
Diluted	$0.76	$0.93	$0.94	$1.21

Weighted average common shares outstanding:
Basic	137,246,172	141,162,008	137,032,786	141,829,828
Diluted	138,599,132	142,542,010	138,398,582	143,335,468
Actual common shares outstanding	138,888,817	140,789,829	138,888,817	140,789,829

(1)	A reconciliation from gross profit to segment income is found on the following page.

News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

Consolidated Supplemental Financial Data (Unaudited)
(in millions)

Reconciliation from Gross Profit to Segment Income
The Company views segment income, as defined below, as a principal measure of performance of its operations and for the allocation of resources. Segment income is defined by the Company as gross profit excluding the impact of fair value adjustments to inventory acquired in an acquisition and the timing impact of hedge ineffectiveness, less selling and administrative expense. A reconciliation from gross profit to segment income for the three and six months ended June 30, 2014 and 2013 follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Gross profit	$376	$375	$673	$674
Fair value adjustment to inventory (1)	15	—	15	—
Impact of hedge ineffectiveness (1)	(3)	—	4	—
Selling and administrative expense	(103)	(102)	(207)	(206)
Segment income	$285	$273	$485	$468

(1) Included in cost of products sold

Segment Information

	Three Months Ended June 30,		Six Months Ended June 30,
Net Sales	2014	2013	2014	2013

Americas Beverage	$594	$582	$1,143	$1,134
North America Food	213	206	392	403
European Beverage	496	492	884	863
European Food	555	430	928	806
Asia Pacific	316	301	614	577
Total reportable segments	2,174	2,011	3,961	3,783
Non-reportable segments	209	212	415	413
Total net sales	$2,383	$2,223	$4,376	$4,196

Segment Income

Americas Beverage	$85	$85	$164	$161
North America Food	38	41	67	72
European Beverage	83	78	142	129
European Food	63	39	89	71
Asia Pacific	36	35	70	68
Total reportable segments	305	278	532	501
Non-reportable segments	22	31	46	53
Corporate and other unallocated items	(42)	(36)	(93)	(86)
Total segment income	$285	$273	$485	$468

News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

Consolidated Supplemental Data (Unaudited)
(in millions, except per share data)

Reconciliation from Net Income and Income Per Diluted Common Share to Net Income before Certain Items and Income Per Diluted Common Share before Certain Items

The following table reconciles reported net income and diluted earnings per share attributable to the Company to net income before certain items and income per diluted common share before certain items, as used elsewhere in this release.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net income attributable to Crown Holdings, as reported	$106	$133	$130	$174
Items, net of tax:
Hedge ineffectiveness (1)	(2)		3
Fair value adjustment to inventory (2)	10	—	10	—
Restructuring and other (3)	26	4	76	7
Loss from early extinguishment of debt (4)	—	—	—	28
Net income before the above items	$140	$137	$219	$209

Income per diluted common share as reported	$0.76	$0.93	$0.94	$1.21
Income per diluted common share before the above items	$1.01	$0.96	$1.58	$1.46

Effective tax rate as reported	28.2%	26.3%	32.4%	26.2%
Effective tax rate before the above items	26.8%	25.8%	27.4%	25.9%

Net income before certain items, income per diluted common share before certain items and the effective tax rate before certain items are non-GAAP measures and are not meant to be considered in isolation or as a substitute for net income, income per diluted common share and effective tax rates determined in accordance with U.S. GAAP. The Company believes these non-GAAP measures are useful in evaluating the performance of the Company’s ongoing business.

(1)
In the second quarter and first six months of 2014, the Company recorded income of $3 million ($2 million net of tax) and a charge of $4 million ($3 million net of tax) in cost of products sold related to hedge ineffectiveness caused primarily by volatility in the metal premium component of aluminum prices. This ineffectiveness creates a timing issue whereby the Company is required to recognize a portion of its unrealized hedging gains or losses immediately in earnings rather than when the amounts are subsequently realized and passed through to customers in the form of adjusted selling prices.

(2)
In the second quarter of 2014, the Company recorded a charge of $15 million ($10 million net of tax) in cost of products sold for fair value adjustments related to the sale of inventory acquired in its acquisition of Mivisa.

(3)
In the second quarter and first six months of 2014, the Company recorded restructuring and other charges of $19 million ($16 million net of tax) and $27 million ($23 million net of tax) for the closure of a food plant, incremental costs incurred due to an ongoing labor dispute in the Company’s Americas Beverage segment and other costs. In the second quarter and first six months of 2013, the Company recorded restructuring and other charges of $4 million ($4 million net of tax) and $8 million ($7 million net of tax) for costs related to previously announced restructuring actions.

In the second quarter and first six months of 2014, the Company recorded charges of $12 million ($10 million net of tax) and $56 million ($53 million net of tax) primarily for asset sales and impairments related to the divestment of certain operations and transaction costs incurred in connection with its acquisition of Mivisa.

(4)
In the first quarter of 2013, the Company recorded a charge of $38 million ($28 million net of tax) for premiums paid and the write off of deferred financing fees in connection with the redemption of its outstanding $400 million senior secured notes due 2017 and repayment of $500 million of indebtedness under its senior secured term loan facilities.

News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

Consolidated Balance Sheets (Condensed & Unaudited)
(in millions)

June 30,	2014	2013
Assets
Current assets
Cash and cash equivalents	$244	$227
Receivables, net	1,264	1,302
Inventories	1,615	1,424
Prepaid expenses and other current assets	364	219
Total current assets	3,487	3,172

Goodwill	3,272	1,944
Property, plant and equipment, net	2,496	2,028
Other non-current assets	640	735
Total	$9,895	$7,879

Liabilities and equity
Current liabilities
Short-term debt	$172	$286
Current maturities of long-term debt	90	168
Accounts payable and accrued liabilities	2,587	2,181
Total current liabilities	2,849	2,635

Long-term debt, excluding current maturities	5,230	3,672
Other non-current liabilities	1,404	1,441

Noncontrolling interests	268	290
Crown Holdings shareholders' equity/(deficit)	144	(159)
Total equity	412	131
Total	$9,895	$7,879

Note: In accordance with applicable accounting standards, prior year amounts have been revised to account for final purchase accounting adjustments from the acquisition of Superior Multi-Packaging, Ltd. in the fourth quarter of 2012.

News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

CONSOLIDATED STATEMENTS OF CASH FLOWS (Condensed & Unaudited)
(in millions)

Six Months Ended June 30,	2014	2013

Cash flows from operating activities
Net income	$173	$222
Depreciation and amortization	82	64
Restructuring and other	83	8
Pension expense	31	39
Pension contributions	(42)	(43)
Stock-based compensation	14	12
Working capital changes and other	(458)	(553)
Net cash used for operating activities (A)	(117)	(251)

Cash flows from investing activities
Capital expenditures	(149)	(124)
Purchase of business	(733)	—
Insurance proceeds	—	8
Proceeds from sale of assets and divestitures	27	5
Other	1	(5)
Net cash used for investing activities	(854)	(116)

Cash flows from financing activities
Net change in debt	682	479
Purchase of noncontrolling interests	(93)	(10)
Debt issue costs	(33)	(15)
Dividends paid to noncontrolling interests	(34)	(35)
Common stock repurchased	(2)	(194)
Other, net	8	24
Net cash provided by financing activities	528	249

Effect of exchange rate changes on cash and cash equivalents	(2)	(5)

Net change in cash and cash equivalents	(445)	(123)
Cash and cash equivalents at January 1	689	350

Cash and cash equivalents at June 30	$244	$227

(A)
Free cash flow is defined by the Company as net cash provided by/used for operating activities less capital expenditures. A reconciliation from net cash provided by/used for operating activities to free cash flow for the three and six months ended June 30, 2014 and 2013 follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net cash provided by/(used for) operating activities	$378	$181	$(117)	$(251)
Premiums paid to retire debt early	—	—	—	23
Adjusted net cash provided by/(used for) operating activities	378	181	(117)	(228)
Capital expenditures	(65)	(61)	(149)	(124)
Insurance proceeds from Thailand flooding	—	—	—	8
Free cash flow	$313	$120	$(266)	$(344)